Exhibit 10.1
AMENDMENT NO. 1 TO TAX RECEIVABLE AGREEMENT

AMENDMENT NO. 1 TO TAX RECEIVABLE AGREEMENT (this “Amendment”), dated as of May 10, 2023, by and among Summit Materials, Inc., a Delaware corporation (including any successor corporation, the “Corporate Taxpayer”) and the TRA Parties listed on the signature pages hereto (the “Consenting TRA Parties”).

RECITALS:
WHEREAS, reference is hereby made to the Tax Receivable Agreement, dated as of March 11, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Tax Receivable Agreement”), among the Corporate Taxpayer and each of the other parties signatory thereto, and each of the persons from time to time party thereto (each a “TRA Party” and together the “TRA Parties”). Capitalized terms used but not defined herein having the meaning provided in the Tax Receivable Agreement;

WHEREAS, pursuant to Section 7.6(b) of the Tax Receivable Agreement, the Tax Receivable Agreement may be amended with the consent of the TRA Parties who would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments (the “Aggregate Potential Early Termination Payments”) payable to all TRA Parties thereunder if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding all payments made to any TRA Party pursuant to the Tax Receivable Agreement since the date of such most recent Exchange) (the “Required TRA Parties”) if such amendment will not have a disproportionate effect on the payments of one or more TRA Parties receive under the Tax Receivable Agreement, as further specified therein; and
WHEREAS, the Corporate Tax Payer and the undersigned Consenting TRA Parties desire to amend the Tax Receivable Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
1.Amendments to Tax Receivable Agreement. Subject to the occurrence of the Amendment Effective Date, the Tax Receivable Agreement shall be amended in the following manner:
(a)The following definitions shall be added to Article I of the Tax Receivable Agreement in the appropriate alphabetical order:
(i)“Aggregate Potential Early Termination Payments” has the meaning given that term in the Recitals to Amendment No. 1.
(ii)“Amendment No. 1” means that certain Amendment No. 1 to Tax Receivable Agreement dated as of May 10, 2023.
(iii)“Amendment No. 1 Effective Date” means the date that the “Amendment Effective Date” (as defined in Amendment No. 1) shall occur.
(iv)“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
(i)“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
(ii)“Term SOFR” means during any period, an interest rate per annum equal to the forward-looking term rate based on SOFR (the “Term SOFR Reference Rate”) for a 12-month tenor on the date (such date, the “Determination Date”) two U.S. Government Securities Business Days prior to the first day of such period, as such rate is published by the Term SOFR Administrator; provided, however, that

NAI-1534071433v5

if as of 5:00 p.m. (New York City time) on any Determination Date the Term SOFR Reference Rate for a 12-month tenor has not been published by the Term SOFR Administrator and a Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Date. If the Corporate Taxpayer has made the determination (such determination to be conclusive absent manifest error) that (i) SOFR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars or (ii) the Term SOFR Administrator has permanently or indefinitely ceased to provide 12-month Term SOFR (the date of the earlier to occur of (i) and (ii), the “Replacement Date”), then the Corporate Taxpayer shall, subject to the prior written consent of the TRA Party Representative, which consent shall not be unreasonably withheld, conditioned or delayed, establish a replacement interest rate (which shall be consistent with market practice generally as reasonably determined by the Corporate Taxpayer and the TRA Party Representative) (the “Replacement Rate”), after giving due consideration to any evolving or then prevailing conventions for similar loans in the U.S. loan market in U.S. dollars for such alternative benchmark, and including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then prevailing convention for similar loans in the U.S. loan market in U.S. dollars for such benchmark, which adjustment, method for calculating such adjustment and benchmark shall be published on an information service as selected from time to time by the Corporate Taxpayer. The Replacement Rate shall, subject to the next two sentences, replace Term SOFR for all purposes under this TRA Agreement. In connection with the establishment and application of the Replacement Rate, this Agreement shall be amended, with the consent of the Corporate Taxpayer, as necessary or appropriate, in the reasonable judgment of the Corporate Taxpayer, to replace the definitions of Term SOFR and SOFR and otherwise to effect the provisions of this definition. The Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Corporate Taxpayer, such Replacement Rate shall be applied as otherwise reasonably determined by the Corporate Taxpayer and the TRA Party Representative.
(iii)“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR).
(iv) “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(b)Article I of the Tax Receivable Agreement is hereby amended as follows:
(i)The definition of “Agreed Rate” is hereby deleted in its entirety and replaced with the following:
““Agreed Rate: means Term SOFR plus 100 basis points.”
(ii)The definition of “Default Rate” is hereby deleted in its entirety and replaced with the following:

““Default Rate: means Term SOFR plus 500 basis points.”
(iii)The definition of “Early Termination Rate” is hereby deleted in its entirety and replaced with the following:
““Early Termination Rate: means Term SOFR plus 100 basis points.”
(iv)The definition of “LIBOR” is hereby deleted in its entirety.
(c)Article VI of the Tax Receivable Agreement is hereby amended as follows:
(i)Section 6.3 is hereby amended by adding the following at the end thereof:
“As soon as is commercially practicable after the written request of any TRA Party that at the time of such request holds at least 10% of the Aggregate Potential Early Termination Payments (including the Aggregate Potential Early Termination Payments held by any Affiliate of such TRA Party), the Corporate Taxpayer shall cooperate in taking any action to provide written information reasonably requested by such TRA Party in connection with such TRA Party’s tax or financial reporting and/or the consummation of any assignment or transfer of any of such TRA Party’s rights and/or obligations under this Agreement in accordance with the terms of this Agreement, including, without limitation, providing any written information (including Tax Benefit Payments) or executing any documentation required in connection with the assignment or transfer of such TRA Party’s rights and/or obligations under this Agreement in accordance with the terms of this Agreement; provided that, notwithstanding the foregoing, (a) the Corporate Taxpayer shall not be required to provide projections of taxable income; (b) the Corporate Taxpayer and OpCo shall not be required to take any action that is inconsistent with any provision of the LP Agreement; and (c) any information provided by the Corporate Taxpayer to such TRA Party shall be subject to Section 7.12.”.
2.Conditions to Effectiveness of the Amendment. The effectiveness of this Amendment is subject to the Corporate Taxpayer receiving a counterpart of this Amendment from the Consenting TRA Parties constituting the Required TRA Parties (the date of such satisfaction, the “Amendment Effective Date”).
3.Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
4.Entire Agreement. This Amendment and the Tax Receivable Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. Except as specifically modified by Section 1 above, and by the waiver from the Corporate Taxpayer dated April 20, 2021, the other provisions, terms and conditions of the Agreement are and will remain in full force and effect.
5.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
6.Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
7.Counterparts. This Amendment may be executed (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
8.Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
9.Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in or related to this Amendment and any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation amendments or other modifications, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.No Other Amendment or Waiver. Except as modified by this Amendment, the Tax Receivable Agreement shall remain in full force and effect. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the Tax Receivable Agreement, other than as expressly contemplated herein.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.
CORPORATE TAX PAYER

SUMMIT MATERIALS, INC.

By:    /s/ Chris Gaskill
Name: Chris Gaskill
Title: Executive Vice President and Secretary

[Signature Page to Consent and Amendment No. 1 to Tax Receivable Agreement]

CONSENTING TRA PARTIES:
    BLACKSTONE PARTICIPATION PARTNERSHIP
    (DELAWARE) V-NQ L.P.
    By:    BCP V-NQ GP L.L.C., its U.S. general partner

By: /s/ Robert Ramsauer
Name: Robert Ramsauer
Title: Authorized Signer

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (DELAWARE) V-NQ L.P.

By:    BCP V-NQ GP L.L.C., its U.S. general partner

By: /s/ Robert Ramsauer
Name: Robert Ramsauer
Title: Authorized Signer

BLACKSTONE CAPITAL PARTNERS (DELAWARE) V-NQ L.P.

By:    Blackstone Management Associates (Cayman) V-NQ L.P., its general partner

By: BCP V-NQ GP L.L.C., its U.S. general partner

By: /s/ Robert Ramsauer
Name: Robert Ramsauer
Title: Authorized Signer

[Signature Page to Consent and Amendment No. 1 to Tax Receivable Agreement]

BLACKSTONE CAPITAL PARTNERS (DELAWARE) NQ V-AC L.P.

By:    Blackstone Management Associates (Cayman) V-NQ L.P., its general partner

By: BCP V-NQ GP L.L.C., its U.S. general partner

By: /s/ Robert Ramsauer
Name: Robert Ramsauer
Title: Authorized Signer

[Signature Page to Consent and Amendment No. 1 to Tax Receivable Agreement]